UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

CHINA VALVES TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.
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Amendment No. 1 to

PROXY STATEMENT FOR OUR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 29, 2012
CHINA VALVES TECHNOLOGY, INC.

EXPLANATORY NOTE: This Amendment No. 1 to the Proxy Statement of China Valves Technology, Inc. (the “Company”) amends only one item of the definitive proxy statement originally filed on January 18, 2012 (the “Proxy Statement”) which is contained herein. Except as expressly set forth herein, the Proxy Statement has not been amended, updated or otherwise modified. All other items of the Proxy Statement are incorporated herein by reference without changes.

This Amendment No. 1 amends a typographical error in the Notice of Special Meeting of Shareholders on page i of the Proxy Statement and confirms that only stockholders of record at the close of business on January 17, 2012 (the “Record Date”) .

CHINA VALVES TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

February 29, 2012

To the Stockholders of CHINA VALVES TECHNOLOGY, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Valves Technology, Inc., a Nevada corporation (the “Company”), will be held on Wednesday, February 29, 2012, at 9:00 a.m., local time, at 21F Kineer Plaza, 226 Jinshui Road, Zhengzhou, Henan Province, People’s Republic of China 450008 for the following purposes:

1.

To elect 5 persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of BDO China Shu Lun Pan CPAS LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012;

3.	To approve the Company’s 2012 Equity Incentive Plan (the “2012 Plan”);

4.	To hold an advisory vote on executive compensation as disclosed in these materials;

5.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 17, 2012 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we filed this Proxy Statement with the SEC on January 18, 2012. In accordance with the SEC’s rules, on or before January 20, 2012, we will mail our Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the record and beneficial owners of our common stock as of the close of business on the Record Date. In accordance with the SEC’s rules, we will also post all of our proxy materials at the website address(es) specified in our Notices of Internet Availability of Proxy Materials no later than January 18, 2012.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2011 Annual Report is part of the full set of our proxy materials, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Annual Meeting. We urge you to review the Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via Internet (https://www.iproxydirect.com) or by mail. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,

/s/ Jianbao Wang
Secretary

January 18, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF CHINA VALVES TECHNOLOGY, INC.
TO BE HELD ON FEBRUARY 29, 2012

The Proxy Statement and the 2011 Annual Report are available online at https://www.iproxydirect.com.